Exhibit 99.1

Applied Optoelectronics Reports Third Quarter 2022 Results

Sugar Land, Texas, November 3, 2022 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its third quarter 2022 ended September 30, 2022.

“While our revenue came in below our expectations, primarily due to a faster than expected decline in 40G revenue, we are encouraged by the continued demand in the CATV market and the stronger telecom market,” said Dr. Thompson Lin, Applied Optoelectronics Inc. Founder, President and Chief Executive Officer. “We generated the highest quarterly CATV revenue in the Company’s history in Q3, and we ended the quarter with a healthy backlog of CATV products. We continue to see good customer traction on 400G, with 400G revenue more than tripling compared to Q2, which we believe is the beginning of the anticipated ramp in this product family.”

Third Quarter 2022 Financial Summary

•	GAAP revenue was $56.7 million, compared $53.3 million in the third quarter of 2021 and $52.3 million in the second quarter of 2022.

•	GAAP gross margin was 17.2%, compared with 15.3% in the third quarter of 2021 and 16.5% in the second quarter of 2022. Non-GAAP gross margin was 18.0%, compared with 19.9% in the third quarter of 2021 and 16.7% in the second quarter of 2022.

•	GAAP net loss was $15.6 million, or $0.56 per basic share, compared with net loss of $15.8 million, or $0.58 per basic share in the third quarter of 2021, and a net loss of $14.5 million, or $0.52 per basic share in the second quarter of 2022.

•	Non-GAAP net loss was $7.1 million, or $0.26 per basic share, compared with non-GAAP net loss of $5.3 million, or $0.20 per basic share in the third quarter of 2021, and a non-GAAP net loss of $7.6 million, or $0.28 per basic share in the second quarter of 2022.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Fourth Quarter 2022 Business Outlook (+)

For the fourth quarter of 2022, the company currently expects:

•	Revenue in the range of $58 million to $64 million.
•	Non-GAAP gross margin in the range of 17.5 % to 19.5%.
•	Non-GAAP net loss in the range of $8.1 million to $9.8 million, and non-GAAP loss per share in the range of $0.28 to $0.34 using approximately 28.7 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

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Conference Call Information

The company will host a conference call and webcast on November 3, 2022 to discuss its third quarter 2022 results and outlook for its fourth quarter of 2022 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. The call can be accessed by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will be available until November 10, 2022, at 11:59 p.m. Eastern Time / 10:59 p.m. Central Time and may be accessed by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering passcode 4473084.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the fourth quarter of 2022. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of the COVID-19 pandemic on our business and financial results; reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense, expenses associated with discontinued products, and non-recurring (income) expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange loss (gain), losses from the disposal of idle assets, if any, non-GAAP tax benefit (expenses), and expenses associated with discontinued products, from our GAAP net income (loss). Included in our non-recurring expenses in Q3 2022 and Q3 2021 are certain non-recurring expenses related to extreme weather and pandemic events and non-recurring tax expenses or benefits (if any)., and employee severance expenses (if any). In computing our non-GAAP income tax benefit (expense), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes. Our non-GAAP diluted net loss per share is calculated by dividing our non-GAAP net loss by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;

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•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for Q3 2022 to our non-GAAP net income (loss) and earnings (loss) per share is provided below, together with corresponding reconciliations for Q3 2021.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

Cassidy Fuller

+1-415-217-4968

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$34,575	$41,136
Accounts Receivable, Net	52,823	47,944
Notes receivable	9	8,148
Inventories	94,261	92,516
Prepaid Income Tax	–	1
Prepaid Expenses and Other Current Assets	6,132	4,334
Total Current Assets	187,800	194,079

Property, Plant And Equipment, Net	211,586	243,035
Land Use Rights, Net	5,168	5,856
Operating Right of Use Asset	5,600	7,078
Financing Right of Use Asset	34	57
Intangible Assets, Net	3,740	3,836
Other Assets	415	518
TOTAL ASSETS	$414,343	$454,459

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$52,311	$34,402
Bank Acceptance Payable	13,760	8,198
Accrued Expenses	12,444	15,587
Current Lease Liability-Operating	998	1,062
Current Lease Liability-Financing	19	19
Current Portion of Notes Payable and Long Term Debt	51,357	49,689
Total Current Liabilities	130,889	108,957

Notes Payable and Long Term Debt	–	5,000
Convertible Senior Notes	79,298	78,680
Other Long-Term Liabilities	5,618	7,252
TOTAL LIABILITIES	215,805	199,889

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	198,538	254,570

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$414,343	$454,459

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
CATV	$31,260	$23,101	$79,953	$69,339
Datacenter	17,697	23,929	60,608	72,259
Telecom	6,821	5,148	18,362	12,959
FTTH	–	62	124	784
Other	915	1,027	2,186	1,816
Total Revenue	56,693	53,267	161,233	157,157

Total Cost of Goods Sold	46,944	45,143	133,832	127,537

Total Gross Profit	9,749	8,124	27,401	29,620

Operating Expenses:
Research and Development	9,206	10,149	27,021	31,990
Sales and Marketing	2,385	2,783	7,107	8,576
General and Administrative	11,654	10,645	33,908	32,195
Total Operating Expenses	23,245	23,577	68,036	72,761

Operating Loss	(13,496)	(15,453)	(40,635)	(43,141)

Other Income (Expense):
Interest Income	31	17	90	49
Interest Expense	(1,621)	(1,359)	(4,431)	(4,158)
Other Income	(541)	998	(1,171)	7,628
Total Other Expense:	(2,131)	(344)	(5,512)	3,519

Net loss before Income Taxes	(15,627)	(15,797)	(46,147)	(39,622)

Net loss	$(15,627)	$(15,797)	$(46,147)	$(39,622)
Net loss per share attributable to common stockholders
basic	$(0.56)	$(0.58)	$(1.67)	$(1.48)
diluted	$(0.56)	$(0.58)	$(1.67)	$(1.48)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	27,839	27,097	27,640	26,791
diluted	27,839	27,097	27,640	26,791

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP total gross profit (a)	$9,749	$8,124	$27,401	$29,620
Share-based compensation expense	121	222	371	689
Non-recurring expense	256	52	256	88
Expenses associated with discontinued products	56	2,220	57	5,970
Non-GAAP total gross profit (a)	$10,182	$10,618	$28,085	$36,367

GAAP net loss	$(15,627)	$(15,797)	$(46,147)	$(39,622)
Share-based compensation expense	2,627	3,130	7,243	8,922
Expenses associated with discontinued products	57	2,220	57	5,971
Non-cash expenses associated with discontinued products	1,209	1,235	3,479	3,662
Amortization of intangible assets	154	146	459	449
Non-recurring (income) expense	185	17	219	(5,727)
Unrealized exchange loss (gain)	963	331	2,243	1,041
Non-GAAP tax benefit	3,300	3,427	9,845	10,365
Non-GAAP net loss	$(7,132)	$(5,291)	$(22,602)	$(14,939)

GAAP diluted net loss per share	$(0.56)	$(0.58)	$(1.67)	$(1.48)
Share-based compensation expense	0.09	0.12	0.26	0.33
Expenses associated with discontinued products	–	0.08	–	0.22
Non-cash expenses associated with discontinued products	0.04	0.05	0.13	0.14
Amortization of intangible assets	0.01	0.01	0.02	0.02
Non-recurring (income) expense	0.01	–	0.01	(0.21)
Unrealized exchange loss (gain)	0.03	0.01	0.08	0.04
Non-GAAP tax benefit	0.12	0.13	0.35	0.39
Non-GAAP diluted net loss per share	$(0.26)	$(0.20)	$(0.82)	$(0.56)

Shares used to compute diluted loss per share	27,839	27,097	27,640	26,791
Shares used to compute diluted earnings per share	27,839	27,097	27,640	26,791

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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